Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Diabetic Treatment Centers of America, Inc. (the “Company”), for the quarterly period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeff Arthur Jones, Chief Executive Officer, President and Principal Financial Officer of the Company, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, do hereby certify, to my knowledge that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 15 U.S.C. 78m (a) or 780(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeff Arthur Jones
Jeff Arthur Jones
Chief Executive Officer, President and Principal Financial Officer

Dated: August 13, 2004

A signed original of this written statement required by Section 906 has been provided to Diabetic Treatment Centers of America, Inc. and will be retained by Diabetic Treatment Centers of America, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.